Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 17, 2026, Elutia Inc. (the “Company”) completed the previously announced sale of its Women’s Health segment (the “SimpliDerm Business”) to Cellution Biologics Inc. (“Cellution Biologics” or the “Buyer”). The sale (the “SimpliDerm Sale”) was structured as an asset sale, which occurred by divestiture of substantially all of the assets related to the Company’s business of commercializing, manufacturing, distributing, selling and/or marketing human acellular dermis (hADM) products for use in the field. The Company received net cash proceeds of approximately $7.7 million from the SimpliDerm Sale, subject to post-closing adjustments. As part of the SimpliDerm Sale, the Company may also receive up to $3.0 million in contingent payments based on the satisfaction of transition milestones and revenue targets in the post-close periods. Although the transaction was legally structured as an asset sale, the Company evaluated the transaction under the definition of a business according to Accounting Standards Codification 805-10 and concluded the transferred assets constituted a business. As a result, the transaction was treated as a divestiture of a business under U.S. GAAP.

The Company determined that the SimpliDerm Sale has met the criteria under Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations ("ASC 205-20") to be classified as a discontinued operation, as the SimpliDerm Sale represents a strategic shift that will have a significant effect on the Company's operations and financial results. Accordingly, the Company will account for the SimpliDerm Sale as a discontinued operation beginning in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The Company's estimates as presented in the unaudited pro forma condensed consolidated financial information are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported.

The unaudited pro forma condensed consolidated financial information is based on historical financial statements of the Company as adjusted for the unaudited pro forma effects of the SimpliDerm Sale. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

●	the historical consolidated financial statements, accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 13, 2026;

●	the unaudited historical condensed consolidated financial statements, accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026 filed with the SEC on August 14, 2026;

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information (“Article 11”).

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2026 presents the financial position of the Company as if the SimpliDerm Sale had occurred on June 30, 2026.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2026, and for the years ended December 31, 2025 and 2024 present the Company’s results of operations through income from continuing operations and reflect the SimpliDerm Sale as if it had occurred on January 1, 2025. Therefore, there are no Transaction Accounting Adjustments for the year ended December 31, 2024.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2026, and for the years ended December 31, 2025 and 2024 reflect the effects of the SimpliDerm Sale as a discontinued operation.

In connection with the sale, the Company and the Buyer entered into a Transition Services Agreement (“TSA”), effective August 17, 2026, whereby the Company will provide certain post-closing services to the Buyer on a transitional basis. The unaudited pro forma condensed consolidated financial information does not include any fees that may be earned under the TSA as the fees are not expected to be material.

The unaudited pro forma adjustments and related assumptions are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information has been prepared based upon currently available information and assumptions that are deemed appropriate by the Company’s management. The unaudited pro forma condensed consolidated financial information is for informational and illustrative purposes only and is not intended to be indicative of what actual results would have been had the SimpliDerm Sale occurred on the dates assumed, nor does such data purport to represent the consolidated financial results of the Company for future periods. The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2026

(In Thousands, Except for Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	SimpliDerm Discontinued Operations (Note a)		Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$19,896	$-		$19,896	$7,700	(b, e)	$27,596
Accounts receivable, net	1,438	-		1,438	-		1,438
Inventory	2,649	(2,379)	(d)	270	-		270
Insurance receivables of litigation costs	3,854	-		3,854	-		3,854
Prepaid expenses and other current assets	1,378	-		1,378	-		1,378
Divestiture proceeds receivable	8,000			8,000	-		8,000
Total current assets	37,215	(2,379)		34,836	7,700		42,536

Property and equipment, net	2,922	-		2,922	-		2,922
Intangible assets, net	990	-		990	-		990
Operating lease right-of-use assets and other	2,522	-		2,522	-		2,522
Total assets	$43,649	$(2,379)		$41,270	$7,700		$48,970

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$3,531	$-		$3,531	$-		$3,531
Accrued expenses	4,798	-		4,798	400	(c)	5,198
Current portion of long-term debt	-	-		-	-		-
Current portion of revenue interest obligation	6,412	-		6,412	-		6,412
Contingent liability for legal proceedings	5,619	-		5,619	-		5,619
Current operating lease liabilities	685	-		685	-		685
Total current liabilities	21,045	-		21,045	400		21,445

Long-term debt	-	-		-	-		-
Long-term revenue interest obligation	-	-		-	-		-
Warrant liability	3,163	-		3,163	-		3,163
Long-term operating lease liabilities	3,695	-		3,695	-		3,695
Total liabilities	27,903	-		27,903	400		28,303

Stockholders’ equity (deficit):
Class A Common stock	44	-		44	-		44
Class B Common stock	-	-		-	-		-
Additional paid-in capital	207,030	-		207,030	-		207,030
Accumulated deficit	(191,328)	(2,379)	(d)	(193,707)	7,300	(d)	(186,407)
Total stockholders’ deficit	15,746	(2,379)		13,367	7,300		20,667
Total liabilities and stockholders' deficit	$43,649	$(2,379)		$41,270	$7,700		$48,970

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	SimpliDerm Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$5,541	$(3,372)	$2,169	$-	$2,169
Cost of goods sold	2,292	(1,428)	864	-	864
Gross profit	3,249	(1,944)	1,305	-	1,305
Sales and marketing	2,846	(1,177)	1,669	-	1,669
General and administrative	7,545	(121)	7,424	-	7,424
Research and development	4,500	-	4,500	-	4,500
Litigation costs, net	2,663	-	2,663	-	2,663
Total operating expenses	17,554	(1,298)	16,256	-	16,256
(Loss)/income from continuing operations	(14,305)	(646)	(14,951)	-	(14,951)
Interest expense, net	(143)	-	(143)	-	(143)
Loss revaluation of warrant liability	1,429	-	1,429	-	1,429
Other expense, net	(129)	-	(129)	-	(129)
(Loss)/income before provision for income taxes	(15,462)	(646)	(16,108)	-	(16,108)
Income tax expense	78	-	78	-	78
Net (loss)/income from continuing operations	$(15,540)	$(646)	$(16,186)	$-	$(16,186)
Net loss per share from continuing operations attributable to common stockholders - basic and diluted	$(0.36)				$(0.37)

Weighted average common shares outstanding - basic and diluted	43,622,360				43,622,360

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2025

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	SimpliDerm Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$12,293	$(9,138)	$3,155	$-	$3,155
Cost of goods sold	5,697	(3,986)	1,711	-	1,711
Gross profit	6,596	(5,152)	1,444	-	1,444
Sales and marketing	5,765	(2,627)	3,138	-	3,138
General and administrative	15,080	(508)	14,572	-	14,572
Research and development	4,163	-	4,163	-	4,163
Litigation costs, net	8,499	-	8,499	-	8,499
Total operating expenses	33,507	(3,135)	30,372	-	30,372
(Loss)/income from operations	(26,911)	(2,017)	(28,928)	-	(28,928)
Interest expense, net	(387)	-	(387)	-	(387)
(Gain) revaluation of warrant liability	(13,424)	-	(13,424)	-	(13,424)
Other expense, net	2,758	-	2,758	-	2,758
(Loss)/income before provision for income taxes	(15,858)	(2,017)	(17,875)	-	(17,875)
Income tax expense	13	-	13	-	13
Net (loss)/income from continuing operations	(15,871)	(2,017)	(17,888)	-	(17,888)
Less: dilutive gain on revaluation of warrant liability	(13,424)	-	(13,424)	-	(13,424)
Net loss from continuing operations for diluted earnings per share	$(29,295)	$(2,017)	$(31,312)	$-	$(31,312)

Net loss from continuing operations per share - basic	$(0.38)				$(0.43)
Net loss from continuing operations per share - diluted	$(0.64)				$(0.68)

Weighted average common shares outstanding - basic	41,416,850				41,416,850
Weighted average common shares outstanding - diluted	45,942,787				45,942,787

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2024

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	SimpliDerm Discontinued Operations (Note a)	Pro Forma
Net sales	$14,467	$(11,553)	$2,914
Cost of goods sold	7,752	(5,568)	2,184
Gross profit	6,715	(5,985)	730
Sales and marketing	4,988	(2,948)	2,040
General and administrative	18,073	-	18,073
Research and development	2,998	-	2,998
Litigation costs, net	11,368	-	11,368
Total operating expenses	37,427	(2,948)	34,479
(Loss)/income from continuing operations	(30,712)	(3,037)	(33,749)
Interest expense, net	934	-	934
Loss revaluation of warrant liability	14,878	-	14,878
Other expense, net	(1,186)	-	(1,186)
(Loss)/income before provision for income taxes	(45,338)	(3,037)	(48,375)
Income tax expense	7	-	7
Net (loss) from continuing operations	$(45,345)	$(3,037)	$(48,382)
Net loss per share from continuing operations attributable to common stockholders - basic and diluted	$(1.56)		$(1.66)

Weighted average common shares outstanding - basic and diluted	29,071,113		29,071,113

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

SimpliDerm Discontinued Operations:

(a)	Reflects the discontinued operations, including associated net assets and results directly attributable to the SimpliDerm Business, which were previously included in the Company’s historical financial statements. The SimpliDerm Sale has been accounted for retrospectively as a discontinued operation in accordance with ASC 205-20, “Discontinued Operations” for all periods presented.

Transaction Accounting Adjustments:

(b)	Adjustments to cash. The Company received cash of $7.7 million at closing from the SimpliDerm Sale, which includes $8.0 million of cash paid at close and a $0.3 million reduction related to post-close estimated adjustments for inventory levels (which may change after a definitive post-closing inventory reconciliation). As part of the sale, the Company may receive contingent payments up to $3.0 million of cash in the 18 months following the close based on certain requirements outlined within the Asset Purchase Agreement, which are further described below.

(c)	Costs to complete the SimpliDerm Sale. Reflects an estimate of $0.4 million total transaction fees related primarily to legal fees incurred to complete the SimpliDerm Sale that have not yet been reflected in the historical statements. The transaction fees were not paid at closing and have been recorded in current liabilities. This adjustment is not reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations as the impacts of the transaction costs are included in discontinued operations.

(d)	Effect on stockholders’ equity. Reflects an estimated gain of $4.9 million related to the SimpliDerm Sale based on the $7.7 million of consideration, net of post-close adjustments for inventory levels at closing, less transaction costs of $0.4 million, and SimpliDerm Business net assets as of June 30, 2026 of $2.4 million. The actual gain, and related tax impact, recorded upon close may be subject to change and will be based on amounts as of the close date and the finalization of the Company’s analysis. Since the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include continuing operations, the estimated gain resulting from the SimpliDerm Sale is not included in any period presented.

(e)	Contingent payments. As part of the SimpliDerm Sale, the Company may receive (i) a contingent payment of up to $2 million, payable upon completion of certain technology transfer and manufacturing transition milestones, which the parties have agreed to use commercially reasonable efforts to complete within six months following the closing, subject to reduction for sales shortfalls against monthly SimpliDerm sales targets during the 18-month period following closing; and (ii) contingent earnout payments of up to $250,000 per quarter, payable for each of the first five full fiscal quarters following the closing in which SimpliDerm product revenue exceeds a specified quarterly revenue target, subject to an aggregate cap of $1 million (collectively, the “Contingent Payments”). The Company has concluded that the SimpliDerm Sale represents the disposition of a business under U.S. GAAP. In connection with its planned early adoption of ASU 2025-07 in its Form 10-Q for the quarterly period ended September 30, 2026, the Company evaluated the contingent payment arrangements and determined that they will qualify for the scope exception in ASC 815-10-15. As a result, the Company will record the contingent consideration portion of the arrangement when the consideration is determined to be realizable. As of the date of the SimpliDerm Sale, the Company has determined that the contingent consideration is not realizable and, as a result, no amounts related to the Contingent Payments have been reflected in the unaudited pro forma condensed consolidated financial information.

(f)	Income Tax Effect. No income tax effect has been reflected for the SimpliDerm Sale. The Company maintains a full valuation allowance against its deferred tax assets, and therefore the pro forma adjustments have not been tax-affected. In addition, the Company has available net operating loss carryforwards that are expected to offset any taxable income that may result from the SimpliDerm Sale. Accordingly, no material current income tax payable or deferred tax adjustment has been recorded in the unaudited pro forma condensed consolidated financial information.